EXHIBIT (Q)2
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a Trustee of The Weiss Fund, a Massachusetts business trust (the “Trust”), does hereby constitute and appoint Christopher D. Christian his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements on Form N-1A applicable to the Trust and any notices, amendments or supplements related thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of April, 2008.

THE WEISS FUND
/s/ Robert Z. Lehrer
Robert Z. Lehrer
Trustee